EXHIBIT 99.2

Kellogg Company News

For release:	August 7, 2019
Analyst Contact:	John Renwick, CFA (269) 961-9050
Media Contact:	Kris Bahner, (269) 961-3799

Kellogg Company Announces Pricing of its Tender Offers

BATTLE CREEK, Michigan. Kellogg Company (NYSE: K) (the “Company”) announced today the pricing of its previously announced offers to purchase for cash (i) any and all of the 4.150% Senior Notes due 2019 (the “2019 Notes” or “Any and All Securities”), and (ii) up to $500 million combined aggregate principal amount (the “Maximum Tender Amount”) of its 4.000% Senior Notes due 2020 (up to a sublimit of $248,053,000 aggregate principal amount) (the “2020 Notes”), 3.250% Senior Notes due 2021 (up to a sublimit of $201,947,000 aggregate principal amount) (the “2021 Notes”), 2.650% Senior Notes due 2023 (up to a sublimit of $75,000,000 aggregate principal amount) (the “2023 Notes”) and 3.400% Senior Notes due 2027 (up to a sublimit of $75,000,000 aggregate principal amount) (the “2027 Notes” and together with the 2020 Notes, 2021 Notes and 2023 Notes, the “Maximum Tender Amount Securities”). The Any and All Securities and the Maximum Tender Amount Securities are collectively referred to herein as the “Securities.” The Company refers to its offer to purchase the Any and All Securities and its offers to purchase the Maximum Tender Amount Securities as the “Offers.”

The amounts of each series of Maximum Tender Amount Securities to be purchased is determined in accordance with the acceptance priority levels specified in the table below and on the cover page of the Offer to Purchase dated July 24, 2019 (the “Offer to Purchase”) in the column entitled “Acceptance Priority Level” (the “Acceptance Priority Level”), with 1 being the highest Acceptance Priority Level and 4 being the lowest Acceptance Priority Level. No more than the amount set forth in the table below under the column “Series Tender Cap” for each series of Maximum Tender Amount Securities will be purchased in the Offers (such aggregate principal amounts the “Series Tender Caps”).

The following table sets forth some of the terms of the Offers:

Title of Security	CUSIP Number	Principal Amount Outstanding	Series Tender Cap	Principal Amount Tendered	Principal Amount to be Accepted		Acceptance Priority Level	Reference U.S. Treasury Security	Reference U.S. Treasury Yield	Fixed Spread (basis points)(2)	Early Tender Premium	Total Consideration (per $1,000)(1)
Any and All Tender Offer
4.150% Senior Notes due 2019	487836 BC1	$500,000,000	N/A	$190,937,000	$190,937,000		N/A	3.375% UST due 11/15/19	2.117%	15	$30.00	$1,004.95
Maximum Tender Offers
4.000% Senior Notes due 2020	487836 BD9	$850,000,000	$248,053,000	$296,264,000	$248,053,000	(2)	1	1.625% UST due 06/30/2021	1.568%	35	$30.00	$1,027.60
3.250% Senior Notes due 2021	487836 BV9	$400,000,000	$201,947,000	$201,947,000	$201,947,000		2	1.625% UST due 06/30/2021	1.568%	25	$30.00	$1,024.73
2.650% Senior Notes due 2023	487836 BS6	$600,000,000	$75,000,000	$300,986,000	$49,939,000	(3)(4)	3	1.750% UST due 06/30/2024	1.463%	45	$30.00	$1,030.34
3.400% Senior Notes due 2027	487836 BU1	$600,000,000	$75,000,000	$64,751,000	$0		4	N/A	N/A	N/A	N/A	N/A

(1)	Inclusive of the Early Tender Premium.

(2)

The principal amount of 2020 Notes to be accepted for payment represents a proration factor of 83.80% of the total principal amount of 2020 Notes validly tendered and not validly withdrawn pursuant to the Offers.

(3)

The principal amount of 2023 Notes to be accepted for payment represents a proration factor of 16.66% of the total principal amount of 2023 Notes validly tendered and not validly withdrawn pursuant to the Offers.

(4)	The principal amount of 2023 Notes to be accepted for payment has been decreased by $61,000 from the $50,000,000 previously announced due to proration.

The Offers are being made upon and are subject to the terms and conditions set forth in the Offer to Purchase, as amended by this press release. The Offers will expire at 11:59 p.m., New York City time, on August 20, 2019, unless extended or earlier terminated by the Company with respect to a series (the “Expiration Date”). Since the withdrawal deadline of 5:00 p.m., New York City time, on August 6, 2019 has passed, Securities validly tendered in the Offers may no longer be withdrawn except in certain limited circumstances where additional withdrawal rights are required by law.

The consideration to be paid in the Offers for the Securities of each series validly tendered was calculated in the manner described in the Offer to Purchase by reference to a fixed spread over the yield to maturity of the applicable U.S. Treasury Security specified in the table above and in the Offer to Purchase (the “Total Consideration”). Holders of Securities that were validly tendered and not validly withdrawn on or prior to 5:00 p.m., New York City time, on August 6, 2019 (the “Early Tender Date”) and that are accepted for purchase will receive the applicable Total Consideration, which includes an early tender premium of $30 per $1,000 principal amount of the Securities accepted for purchase (the “Early Tender Premium”).

Because the aggregate principal amount of each series of Maximum Tender Amount Securities that will be accepted for purchase by the Company on the Early Settlement Date equals the Maximum Tender Amount, unless the Company increases the Maximum Tender Amount prior to the Expiration Date, holders who validly tender Maximum Tender Amount Securities following the Early Tender Date will not have any of their Maximum Tender Amount Securities accepted for payment.

Because the aggregate principal amount of the 2020 Notes and the 2023 Notes validly tendered and not validly withdrawn was greater than the applicable Series Tender Cap with respect to the 2020 Notes and the Maximum Tender Amount with respect to the 2023 Notes, the 2020 Notes and the 2023 Notes validly tendered in the Offers will be subject to proration. 2019 Notes may still be accepted for purchase following the Early Tender Date, and on or prior to the

Expiration Date. Because the aggregate principal amount of the 2020 Notes, the 2021 Notes and the 2023 Notes accepted for payment equals the Maximum Tender Amount, no 2027 Notes will be accepted for payment pursuant to the Offers. Holders of the 2019 Notes who validly tender their 2019 Notes following the Early Tender Date and on or prior to the Expiration Date will only receive the applicable “Tender Offer Consideration” per $1,000 principal amount of any such Securities tendered by such holders that are accepted for purchase, which is equal to the applicable Total Consideration minus the Early Tender Premium. The Total Consideration was determined at 11:00 a.m., New York City time, today.

Payments for Securities purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Securities up to, but not including, the applicable settlement date for such Securities accepted for purchase. The settlement date for Securities that were validly tendered on or prior to the Early Tender Date and are accepted for payment is expected to be August 9, 2019, three business days following the Early Tender Date (the “Early Settlement Date”). The settlement date for the 2019 Notes that are validly tendered following the Early Tender Date but on or prior to the Expiration Date is expected to be August 22, 2019, two business days following the Expiration Date (the “Final Settlement Date”).

The Company’s obligation to accept for payment and to pay for the Securities validly tendered in the Offers is subject to the satisfaction or waiver of a number of conditions described in the Offer to Purchase. The Company reserves the right, subject to applicable law, to: (i) waive any and all conditions to the Offers; (ii) extend, terminate or withdraw the Offers; (iii) increase or decrease the Maximum Tender Amount and/or increase, decrease or eliminate any of the Series Tender Caps; or (iv) otherwise amend any of the Offers in any respect.

BofA Merrill Lynch, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are acting as Lead Dealer Managers for the Offers. The Information Agent and Tender Agent is D.F. King & Co., Inc. Copies of the Offer to Purchase and related offering materials are available by contacting the Information Agent at (800) 499-8159 (toll-free) or (212) 269-5550 (collect) or email kellogg@dfking.com. Questions regarding the Offers should be directed to BofA Merrill Lynch at (980) 387-3907 (collect) or (888) 292-0070 (toll-free); Citigroup Global Markets Inc., at (212) 723-6106 (collect) or (800) 558-3745 (toll-free); or J.P. Morgan Securities LLC, at (212) 834-8553 (collect) or (866) 834-4666 (toll-free).

None of the Company, its board of directors, the Dealer Managers, the Information Agent and Tender Agent, or the trustee with respect to the Securities is making any recommendation as to whether holders should tender any Securities in response to any of the Offers. This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Offers are being made only pursuant to the Offer to Purchase, as amended by this press release, and only in such jurisdictions as is permitted under applicable law.

About Kellogg Company

At Kellogg Company (NYSE: K), we strive to enrich and delight the world through foods and brands that matter. Our beloved brands include Pringles®, Cheez-It®, Special K®, Kellogg’s Frosted Flakes®, Pop-Tarts®, Kellogg’s Corn Flakes®, Rice Krispies®, Eggo®, Mini-Wheats®, Kashi®, RXBAR® and more. Net sales in 2018 were approximately $13.5 billion, comprised principally of snacks and convenience foods like cereal and frozen foods. Kellogg brands are beloved in markets around the world. We are also a company with Heart & Soul, committed to creating Better Days for 3 billion people by the end of 2030 through our Kellogg’s® Better Days global purpose platform. Visit www.KelloggCompany.com or www.OpenforBreakfast.com.

Forward-Looking Statements

This news release contains, or incorporates by reference, “forward-looking statements.” Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning. The Company’s actual results or activities may differ materially from these predictions. The Company’s future results could also be affected by a variety of factors, including the ability to consummate the Offers. Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.

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